EXHIBIT 99.1

                PNAG Reports 2007 3rd Quarter Results

    ATLANTA--(BUSINESS WIRE)--Nov. 12, 2007--PNA Group, Inc. ("PNAG") today announced its operating results for the quarter ended September 30, 2007. Net sales were $412.2 million for the third quarter, a reduction of $22.1 million from the prior year of $434.3 million. Adjusted EBITDA (as defined and calculated in the attached table), a non-GAAP financial measure used by PNAG and its creditors to monitor the performance of the business, was $24.1 million for the third quarter, a $23.3 million decrease from $47.4 million in the third quarter 2006. The Company recognized $3.0 million in depreciation and amortization expenses during the quarter. Interest expense for the third quarter 2007 was $11.4 million. Operating income was $16.8 million, a decrease of $26.0 million from $42.8 million in the third quarter 2006. Net income was $2.9 million versus $21.1 million in the prior year quarter.

    For the nine months ended September 30, 2007, net sales were $1,234.2 million, compared to $1,162.8 million in the prior year (for predecessor and successor companies Non-GAAP combined). Adjusted EBITDA for the nine months year to date was $87.1 million versus $106.3 million for the prior year period. Year to date operating income was $70.9 million compared to $87.8 million in 2006, and net income was $23.0 million compared to $45.6 million in the prior year to date period.

    The Company had $188.0 million drawn under its credit facility at September 30, 2007, with excess availability of $172.4 million. Total debt of $487.4 million at quarter end was $23.1 million higher than at December 31, 2006. Capital expenditures of $2.3 million were made during the third quarter 2007. During the first nine months of this year net cash provided by operating activities was $9.7 million. Net income for the nine month period was $23.0 million, of which $9.6 million related to non-cash depreciation and amortization charges. The difference between net income plus depreciation and amortization and net cash provided by operations for the nine months ended September 30, 2007 was $(22.9) million, which primarily related to an increase in accounts receivable of $26.7 million and decreases in accruals, income tax payable and accrued pension costs of $9.8 million, $9.4 million and $1.5 million, respectively. The changes in these working capital items were partially offset by decreases in inventory of $19.1 million and other receivables/other current assets of $4.7 million.

    Maurice S. Nelson, Jr., Chief Executive Officer of PNAG said "The Company is facing a more competitive market in 2007 than in 2006. This is evidenced by gross margin compression. Our gross margin for the September 2007 quarter was 16.3% versus 20.8% in the prior year quarter and our year to date gross margin has declined to 17.4% nine months year to date from 19.0% prior nine months year to date. This is the primary cause of the drop in our operating margins to 4.1% in the current quarter from 9.9% last year, and 5.7% for the nine months 2007 year to date compared to 7.5% last year.

    "We do see that most of our end markets, in particular non-residential construction and energy, remain healthy. We believe this is evidenced by consistent volumes shipped (excluding tolling) with a minor overall decline of 4.5% for the quarter compared to the prior year, and the shortfall is nearly all in the Flat Rolled segment which is facing more challenging market conditions than our larger Long Products and Plate segment."

    "With regard to our investment in inventory, we are working throughout the organization to reduce our on-hand inventory to match anticipated customer demand, without jeopardizing our breadth of products and customer service levels. As this investment is gradually reduced, we anticipate a corresponding reduction to our revolving credit facility borrowings."

    PNAG has scheduled a conference call for Wednesday, November 14, 2007 at 12:00 Noon Eastern Time. The dial-in number is (888) 831-0246, (the international number is (706) 758-2226). The conference identification # is 23302528. A replay of the conference can be accessed at (800) 642-1687 two hours after the completion of the call.

    PNAG is a leading national steel service center group that distributes steel products and provides value-added steel processing services to our customers, which are largely comprised of fabricators and original equipment manufacturers, across a diversified group of industries, including the non-residential construction, machinery and equipment, manufacturing, oil and gas, telecommunications and utilities markets. The Company distributes a variety of steel products, including a full line of structural and long products, plate, flat rolled coil, tubulars and sheet, as well as performs a variety of value-added processing services for our customers.

    The company has four operating subsidiaries: Infra-Metals Company, Delta Steel, LP, and Metals Supply Company, Ltd., which comprise our Long Products and Plate segment, and Feralloy Corporation which comprises our Flat Rolled segment. For more information, visit the Company's website at http://www.pnagroupinc.com. The information contained in this release is limited and the Company encourages interested parties to read the Company's Prospectus to our Registration Statement on Form S-4 (Registration No. 333-142896), which is on file with the Securities and Exchange Commission for more complete historical information about the Company. Additionally, copies of the Company's filings with the Securities and Exchange Commission together with press releases and other information for investors may be found at the Company's website.

    This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company's control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those disclosed in the Company's historic periodic filings with the Securities and Exchange Commission.

                           PNA GROUP, INC.
        UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands of dollars)

                                              Successor
                                --------------------------------------
                                   Three Months        Three Months
                                      Ended               Ended
                                September 30, 2007  September 30, 2006
                                ------------------  ------------------

Net sales                                $412,199            $434,301
Cost and expenses:
   Cost of materials sold
    (exclusive of items shown
    below)                                345,017             344,050
   Processing                               8,263               8,831
   Distribution                             5,823               6,707
   Selling, general, and
    administrative                         33,304              29,368
   Amortization of intangibles              1,308               1,415
   Depreciation                             1,658               1,152
                                ------------------  ------------------
     Total operating costs and
      expenses                            395,373             391,523
                                ------------------  ------------------
Operating income                           16,826              42,778
Interest expense                           11,416               8,857
Income from equity investments               (679)               (413)
                                ------------------  ------------------
   Income before minority
    interest and income tax
    expense                                 6,089              34,334
Minority interest                             931               1,112
                                ------------------  ------------------
   Income before income tax
    expense                                 5,158              33,222
Income tax expense                          2,225              12,093
                                ------------------  ------------------
   Net income                            $  2,933            $ 21,129
                                ==================  ==================


                           PNA GROUP, INC.
        UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands of dollars)

                                  Successor               Predeccessor
                       --------------------------------
                          Nine Months       May 10 to     January 1 to
                             Ended        September 30,      May 9,
                       September 30, 2007     2006            2006
                       ------------------ -------------   ------------

Net sales                     $1,234,194      $675,633       $487,190
Cost and expenses:
   Cost of materials
    sold (exclusive of
    items shown below)         1,019,248       540,446        401,612
   Processing                     24,548        14,106         11,985
   Distribution                   17,204         9,686          6,395
   Selling, general,
    and administrative            93,572        47,741         35,393
   Amortization of
    intangibles                    4,058         2,125              -
   Depreciation                    4,625         2,312          3,262
                       ------------------ -------------   ------------
     Total operating
      costs and
      expenses                 1,163,255       616,416        458,647
                       ------------------ -------------   ------------
Operating income                  70,939        59,217         28,543
Interest expense                  32,570        12,677          1,375
Income from equity
 investments                      (1,818)         (700)          (770)
                       ------------------ -------------   ------------
   Income before
    minority interest
    and income tax
    expense                       40,187        47,240         27,938
Minority interest                  2,624         1,540            788
                       ------------------ -------------   ------------
   Income before income
    tax expense                   37,563        45,700         27,150
Income tax expense                14,561        17,126         10,146
                       ------------------ -------------   ------------
   Net income                 $   23,002      $ 28,574       $ 17,004
                       ================== =============   ============


                           PNA GROUP, INC.
           UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

                                                   Successor
                                          ----------------------------
                                          September 30,   December 31,
                                              2007           2006
                                          -------------   ------------

Assets
Current assets
 Cash and cash equivalents                    $  3,464       $  3,201
 Restricted cash                                 2,114          1,063
 Accounts receivable, less allowance for
  doubtful accounts
  of $5,720 and $5,430, respectively           214,659        188,911
 Inventories, net                              391,462        410,604
 Receivables from affiliates                     6,444          3,906
 Other current assets                           17,900         16,852
                                          -------------   ------------
   Total current assets                        636,043        624,537
Property, plant and equipment, net              67,871         61,542
Goodwill                                         9,886          9,886
Intangible assets, net                          15,280         19,338
Deferred financing costs, net                   11,496         11,037
Equity investments                               8,831          7,643
Other noncurrent assets                          1,998          2,771
                                          -------------   ------------
   Total assets                               $751,405       $736,754
                                          =============   ============

Liabilities and Stockholder's Equity
Current liabilities
 Accounts payable                             $142,036       $141,594
 Payables to affiliates                          6,868            603
 Other payables                                 33,959         48,096
 Income taxes payable                                -          8,472
                                          -------------   ------------
             Total current liabilities         182,863        198,765
Long term debt, net of current maturities      486,572        463,414
Deferred income taxes                              192          1,605
Accrued pension costs                            3,759          5,293
                                          -------------   ------------
   Total liabilities                           673,386        669,077
                                          -------------   ------------
Commitments and contingencies                        -              -
Minority interest                                1,982          1,547
Stockholder's equity
 Common stock: $1 par value - 1,000 shares
  authorized,
  issued and outstanding                             1              1
 Additional paid-in capital                     67,125         66,259
 Retained earnings                               9,041              -
 Accumulated other comprehensive deficit          (130)          (130)
                                          -------------   ------------
   Total stockholder's equity                   76,037         66,130
                                          -------------   ------------
   Total liabilities and stockholder's
    equity                                    $751,405       $736,754
                                          =============   ============


                           PNA GROUP, INC.
         UNAUDITED CONDENSED CONSOLIDATED SEGMENT INFORMATION

(in thousands of dollars and tons)

 Successor Company
                                    Long
                                   Products
 Nine Months Ended September 30,     and     Flat  Corporate
  2007                              Plate   Rolled and Other  Total
 ---------------------------------------------------------------------

 Net sales                         $903,181$331,013 $     - $1,234,194
 Cost and expenses:
    Cost of materials sold          735,374 283,874       -  1,019,248
    Processing, distribution and
     S,G&A costs                     90,500  36,937   7,887    135,324
    Depreciation and amortization     6,249   1,999     435      8,683
                                  ------------------------------------
      Total operating costs and
       expenses                     832,123 322,810   8,322  1,163,255
                                  ------------------------------------

 Operating income                  $ 71,058$  8,203 $(8,322)$   70,939
                                  ====================================

 Tons sold                              993     425       -      1,418
 Tons tolled                              -     493       -        493
                                  ------------------------------------
 Tons shipped                           993     918       -      1,911
                                  ====================================

    Combined Non-GAAP Financial Information

    The tables on the following page presents our results of operations on a consolidated basis and by segment for the periods
January 1, 2006 to May 9, 2006 (Predecessor) and May 10, 2006 to
September 30, 2006 (Successor) and the combination of the results of these periods (dollars and tonnage in thousands).

    Accounting principles generally accepted in the United States of America, or GAAP, do not allow for such combination of Predecessor and Successor financial results and this approach yields results that are not comparable on a period-to-period basis due to the new basis of accounting established at the date of the Platinum Acquisition. We believe the combined results provide the most meaningful way to compare our results of operations for the nine months ended September 30, 2006 compared to the same period in the following year because a partial period consisting of the period May 10, 2006 to September 30, 2006 compared to the nine months ended September 30, 2007 would not be meaningful. The combined information is the result of merely adding the Predecessor and Successor columns and does not include any pro forma assumptions or adjustments


                           PNA GROUP, INC.
         UNAUDITED CONDENSED CONSOLIDATED SEGMENT INFORMATION

(in thousands of dollars and tons)

 Predecessor Company
                                    Long
 Period from January 1 to May 9,   Products  Flat  Corporate
  2006                            and Plate Rolled and Other  Total
 ---------------------------------------------------------------------

 Net sales                         $315,034$172,156 $     - $  487,190
 Cost and expenses:
    Cost of materials sold          253,790 147,822       -    401,612
    Processing, distribution and
     S,G&A costs                     30,962  18,080   4,731     53,773
    Depreciation and amortization     1,293   1,967       2      3,262
                                  ------------------------------------
      Total operating costs and
       expenses                     286,045 167,869   4,733    458,647
                                  ------------------------------------

 Operating income                  $ 28,989$  4,287 $(4,733)$   28,543
                                  ====================================

 Tons sold                              373     228       -        601
 Tons tolled                              -     271       -        271
                                  ------------------------------------
 Tons shipped                           373     499       -        872
                                  ====================================



 Successor Company
                                    Long
 Period from May 10 to September   Products  Flat  Corporate
  30, 2006                        and Plate Rolled and Other  Total
 ---------------------------------------------------------------------

 Net sales                         $469,823$205,810 $     - $  675,633
 Cost and expenses:
    Cost of materials sold          366,619 173,827       -    540,446
    Processing, distribution and
     S,G&A costs                     46,340  23,675   1,518     71,533
    Depreciation and amortization     3,204   1,149      84      4,437
                                  ------------------------------------
      Total operating costs and
       expenses                     416,163 198,651   1,602    616,416
                                  ------------------------------------

 Operating income                  $ 53,660$  7,159 $(1,602)$   59,217
                                  ====================================

 Tons sold                              522     256       -        778
 Tons tolled                              -     310       -        310
                                  ------------------------------------
 Tons shipped                           522     566       -      1,088
                                  ====================================


 Combined Predessor/Successor
  Non-GAAP
                                    Long
 Nine Months Ended September 30,   Products  Flat  Corporate
  2006                            and Plate Rolled and Other  Total
 ---------------------------------------------------------------------

 Net sales                         $784,857$377,966 $     - $1,162,823
 Cost and expenses:
    Cost of materials sold          620,409 321,649       -    942,058
    Processing, distribution and
     S,G&A costs                     77,302  41,755   6,249    125,306
    Depreciation and amortization     4,497   3,116      86      7,699
                                  ------------------------------------
      Total operating costs and
       expenses                     702,208 366,520   6,335  1,075,063
                                  ------------------------------------

 Operating income                  $ 82,649$ 11,446 $(6,335)$   87,760
                                  ====================================

 Tons sold                              895     484       -      1,379
 Tons tolled                              -     581       -        581
                                  ------------------------------------
 Tons shipped                           895   1,065       -      1,960
                                  ====================================


                           PNA GROUP, INC.
         UNAUDITED CONDENSED CONSOLIDATED SEGMENT INFORMATION

(in thousands of dollars and tons)

 Successor Company
                                      Long
 Three Months Ended September 30,    Products  Flat  Corporate
  2007                              and Plate Rolled and Other Total
 ---------------------------------------------------------------------

 Net sales                           $305,823$106,376 $     - $412,199
 Cost and expenses:
    Cost of materials sold            253,099  91,918       -  345,017
    Processing, distribution and
     S,G&A costs                       31,511  13,597   2,282   47,390
    Depreciation and amortization       2,020     801     145    2,966
                                    ----------------------------------
      Total operating costs and
       expenses                       286,630 106,316   2,427  395,373
                                    ----------------------------------

 Operating income                    $ 19,193$     60 $(2,427)$ 16,826
                                    ==================================

 Tons sold                                331     137       -      468
 Tons tolled                                -     166       -      166
                                    ----------------------------------
 Tons shipped                             331     303       -      634
                                    ==================================




 Successor Company
                                      Long
 Three Months Ended September 30,    Products  Flat  Corporate
  2006                              and Plate Rolled and Other Total
 ---------------------------------------------------------------------

 Net sales                           $305,717$128,584 $     - $434,301
 Cost and expenses:
    Cost of materials sold            235,387 108,663       -  344,050
    Processing, distribution and
     S,G&A costs                       30,753  12,976   1,177   44,906
    Depreciation and amortization       1,880     685       2    2,567
                                    ----------------------------------
      Total operating costs and
       expenses                       268,020 122,324   1,179  391,523
                                    ----------------------------------

 Operating income                    $ 37,697$  6,260 $(1,179)$ 42,778
                                    ==================================

 Tons sold                                333     156       -      489
 Tons tolled                                -     193       -      193
                                    ----------------------------------
 Tons shipped                             333     349       -      682
                                    ==================================

    EBITDA and Adjusted EBITDA Non-GAAP Presentation

    EBITDA represents net income before interest, income taxes, depreciation and amortization. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States, or GAAP. The items excluded from EBITDA are significant components in understanding and assessing financial performance. We have included data with respect to EBITDA because we consider it to be a supplemental indicator of our operating performance. Also, we believe that EBITDA is commonly used as a measure of performance for companies in our industry and are frequently used by analysts, investors, lenders and other interested parties to evaluate a company's financial performance and its ability to incur and service debt. In addition, we have calculated Adjusted EBITDA, which adjusts the EBITDA measure for some, but not all, of the items resulting from the Platinum Acquisition and MSC Acquisition that affected our most recent operating results in comparison to prior periods. Management believes that consideration of EBITDA and Adjusted EBITDA should be supplemental, because both have limitations as an analytical financial measure. These limitations include the following:

 -- EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

 -- EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

 -- although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

 -- EBITDA and Adjusted EBITDA do not reflect the effect of earnings or charges resulting from matters our management considers not to be indicative of our ongoing operations; and

 -- not all of the companies in our industry may calculate EBITDA and Adjusted EBITDA in the same manner in which our company calculates EBITDA and Adjusted EBITDA, which limits their usefulness as comparative measures.

    As a result of these limitations, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income, as calculated in accordance with GAAP, as measures of operating performance, nor should they be considered as alternatives to cash flows, as calculated in accordance with GAAP, as a measure of liquidity.

    For purposes of arriving at our results for the nine months ended September 30, 2006, we combined the Company's results for the period January 1, 2006 to May 9, 2006, the Predecessor company period, and the Company's results for the period May 10, 2006 to September 30, 2006, the Successor company period. Accounting principles generally accepted in the United States of America, or GAAP, do not allow for such combination of Predecessor and Successor financial results and this approach yields results that are not comparable on a period-to-period basis due to the new basis of accounting established at the date of the Platinum Acquisition. We believe the combined results provide the most meaningful way to comment on our results of operations for the nine months ended September 30, 2006 compared to the same period in the following year because discussion of a partial period consisting of the period May 10, 2006 to September 30, 2006 compared to the nine months ended September 30, 2007 would not be meaningful. The combined information is the result of merely adding the Predecessor and Successor columns and does not include any pro forma assumptions or adjustments

    The table below presents non-GAAP data for EBITDA and Adjusted EBITDA for the periods May 10, 2006 to September 30, 2006, the three months ended September 30, 2006 and the three and nine months ended September 30, 2007 (Successor) and January 1, 2006 to May 9, 2006 (Predecessor) (in thousands).


EBITDA and Adjusted EBITDA Non-GAAP Presentation

(in thousands of dollars)



                                             Successor
                            ----------------------------------------


                             Three Months   Three Months Nine Months
                                 Ended         Ended        Ended
                             September 30,   September   September
                                  2006        30, 2007     30, 2007
                            --------------- ------------ -----------

 Net income                      $  21,129    $  2,933      $23,002
 Add:   Amortization of
         intangibles                 1,415       1,308        4,058
        Depreciation                 1,152       1,658        4,625
        Interest expense             8,857      11,416       32,570
        Income tax expense          12,093       2,225       14,561
                            --------------- ------------ -----------
 EBITDA                             44,646      19,540       78,816
 Adjusted for:
        Platinum monitoring
         fees                        1,250       1,250        3,750
        Sarbanes-Oxley
         external consultant
         services                        -         749        1,250
        Purchase accounting
         inventory
         adjustment                  1,960           -            -
        Rent paid to Travel
         Main's subsidiaries          (877)     (1,569)      (4,707)
        Net profit of Travel
         Main                          457         287          866
        Transaction bonuses              -           -            -
        Provision for
         participation plan              -       3,863        7,161
                            --------------- ------------ -----------
 Adjusted EBITDA                 $  47,436    $ 24,120      $87,136
                            =============== ============ ===========



                                                       Combined
                                                 Predecessor/Successor
                                                  Non-GAAP Nine Months

                           Predecessor Successor         Ended
                            January 1  May 10 to
                            to May 9,  September     September 30,
                              2006      30, 2006         2006
                           ----------- --------- ---------------------

        Net income             $17,004  $28,574              $ 45,578
        Add:Amortization
             of
             intangibles             -    2,125                 2,125
            Depreciation         3,262    2,312                 5,574
            Interest
             expense             1,375   12,677                14,052
            Income tax
             expense            10,146   17,126                27,272
                           ----------- --------- ---------------------
        EBITDA                  31,787   62,814                94,601
        Adjusted for:
            Platinum
             monitoring
             fees                    -    3,750                 3,750
            Sarbanes-Oxley
             external
             consultant
             services                -        -                     -
            Purchase
             accounting
             inventory
             adjustment              -    4,399                 4,399
            Rent paid to
             Travel Main's
             subsidiaries            -     (877)                 (877)
            Net profit of
             Travel Main             -      457                   457
            Transaction
             bonuses             3,926        -                 3,926
            Provision for
             participation
             plan                    -        -                     -
                           ----------- --------- ---------------------
        Adjusted EBITDA        $35,713  $70,543              $106,256
                           =========== ========= =====================


    CONTACT: PNA Group, Inc
             Chris Moreton, 770-641-6460
             CFO
             or
             William Johnson, 770-641-6460
             Sr. VP of Finance